UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 1, 2007

CHASE BANK USA, NATIONAL ASSOCIATION

(Sponsor, Depositor, Originator, Administrator and Servicer of the Issuing Entities described below)

FIRST USA CREDIT CARD MASTER TRUST

(Issuing Entity of the First USA Collateral Certificate)

CHASE CREDIT CARD MASTER TRUST

(Issuing Entity of the Chase Collateral Certificate)

CHASE ISSUANCE TRUST

(Issuing Entity of the Notes)

(Exact name of registrant as specified in its charter)

Laws of the United States	333-131327	22-2382028
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

Chase Bank USA, National Association White Clay Center Building 200 Route 273 Newark, Delaware	19711
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 575-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events

Effective as of August 1, 2007, Chase Bank USA, National Association (the “Bank”) and The Bank of New York (Delaware), as Trustee, entered into Amendment No. 1 to the Second Amended and Restated Pooling and Servicing Agreement, with respect to the First USA Credit Card Master Trust, dated as of March 14, 2006 (the “First USA Pooling and Servicing Agreement”). Amendment No. 1 to the First USA Pooling and Servicing Agreement is being filed as Exhibit 10.1 to this current report on Form 8-K.

Effective as of August 1, 2007, the Bank and The Bank of New York, as Trustee, entered into Amendment No. 1 to the Fourth Amended and Restated Pooling and Servicing Agreement, with respect to the Chase Credit Card Master Trust, dated as of March 14, 2006 (the “Chase Pooling and Servicing Agreement”). Amendment No. 1 to the Chase Pooling and Servicing Agreement is being filed as Exhibit 10.2 to this current report on Form 8-K.

The First USA Pooling and Servicing Agreement and the Chase Pooling and Servicing Agreement and the respective amendments thereto are among the material agreements that govern the conditions to issuance by the Chase Issuance Trust of a series of notes called the CHASEseries.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statement and Exhibits.

The following exhibits are filed as a part of this report:

(10.1)	Amendment No. 1 to the Second Amended and Restated Pooling and Servicing Agreement, with respect to the First USA Credit Card Master Trust, dated as of August 1, 2007, by and between Chase Bank USA, National Association and The Bank of New York (Delaware).

(10.2)	Amendment No. 1 to the Fourth Amended and Restated Pooling and Servicing Agreement, with respect to the Chase Credit Card Master Trust, dated as of August 1, 2007, by and between Chase Bank USA, National Association and The Bank of New York.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHASE BANK USA, NATIONAL ASSOCIATION,
as Sponsor, Depositor, Originator, Administrator and Servicer of the First USA Credit Card Master Trust, the Chase Credit Card Master Trust and the Chase Issuance Trust

By:	/s/ Patricia M. Garvey
Name:	Patricia M. Garvey
Title:	Vice President

Date: August 1, 2007